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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
[LAKES ENTERTAINMENT, INC. LOGO]                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (FAX)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"
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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, December 22, 2003


                 LAKES ENTERTAINMENT, INC. APPOINTS NEW DIRECTOR


MINNEAPOLIS, DECEMBER 22, 2003 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") announced today that Mr. Ray Moberg has been appointed to the Company's Board of Directors effective immediately. Mr. Moberg, a resident of Reno, Nevada, is a recently retired partner of Ernst & Young, a "Big 4" accounting firm.

Lyle Berman, Chairman and CEO of Lakes stated, "We are extremely pleased that Mr. Moberg has chosen to join our Board. Ray's background in public accounting, including the audit of many public gaming companies, brings an added quality to the makeup of our Board. The addition of Ray to our Board will be a great asset to Lakes as we continue to grow our business and meet the highest standards of public company governance and disclosure practices."

Mr. Moberg is a certified public accountant, and prior to his retirement in June of this year, was the managing partner of the Reno, Nevada office of Ernst & Young for the past sixteen years. Prior to his position in Reno, Mr. Moberg was with Ernst & Young offices in California and Oregon.

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".

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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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